Exhibit 23.2


             Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 17, 1999, with respect to the consolidated financial statements of American Stores Company, included in the Annual Report (Form 10- K) for the year ended February 3, 2000 of Albertson's Inc., and incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Albertson's Inc. for the registration of $3,000,000,000 of its debt securities.


                                                     /s/ ERNST & YOUNG LLP

Salt Lake City, Utah
February 2, 2001